Exhibit 10.18
2009 Incentive Compensation Plan
Senior Vice President, Sales & Distribution
Patrick McCormick
Effective: January 1, 2009
Portions marked [***] have been omitted pursuant to a Confidential Treatment Request by Symetra Financial Corporation, this information has been filed separately with the Securities and Exchange Commission.

INTRODUCTION: This material describes the 2009 Symetra Life Insurance Company Incentive Compensation Plan for the Participant(s) identified on page 1 of this Plan. The information is divided into three sections:

1.	General Administration	Plan guidelines for eligibility, payout provisions, prorated awards, and other administrative practices that are uniform across the Symetra organization regardless of business unit.

2.	Business Unit Administration	Business unit specific administrative practices.

3.	Plan Description	Specific plan provisions, including incentive rates and tiers.
Symetra Financial’s Human Resources Department can help you with questions about this material or your eligibility for or participation in the Symetra Incentive Compensation Plan.
1. GENERAL ADMINISTRATION

Compensation Structure:	A Participant is compensated through a base salary and incentive compensation, based on production within the Participant’s Distribution Channel

Base Salary:	Base salary is defined as annualized base pay excluding any bonuses, cash incentives, or other compensation.

Plan Year:	The Plan will run on a calendar year basis.

Eligibility:	A Participant becomes eligible to participate in the incentive compensation program on the first of the month following date of employment in a qualifying position.

Partial Plan Year Eligibility:	The information described in this Plan assumes a Participant’s full year participation. A Participant in the position for a partial Plan year will be eligible to earn incentive compensation on a prorated basis.

Termination of Employment:	If a Participant leaves his/her position during the Plan year for any reason, including voluntary resignation, job elimination, or involuntary termination, he/she will be paid for production earned through the end of the last full month of employment.

Internal Transfer:	If an employee transfers into an Incentive Compensation eligible position during the Plan year, the IC plan will become effective the first of the month following his/her transfer into the eligible position.

If a Participant transfers out of an Incentive Compensation eligible plan during the Plan year, every attempt will be made to make the transfer coincide with the end of the month so that the Participant will be eligible for that month’s earned production. The employee will then be eligible for an AIB (Annual Incentive Bonus) on a pro-rated basis at his/her new award target.

Any base pay changes will need to be effective with the start of a payroll period.

Symetra Life Insurance Company reserves the right to manage the transfer process and effective date of eligibility on a case-by-case basis.

Calculations:	The percentage rate at which incentive compensation will be paid is set forth in the Plan Description. The referenced rate will be paid for credited sales during the month.

Time Away From Work due to Sick Leave/Short-Term Disability and/or FMLA:	Plan participants will be eligible for sick leave, short-term disability and/or FMLA as defined by the sick leave, short-term disability and/or FMLA benefit policies and procedures as outlined on Connections. The plans will be administered in the same manner as for all other salaried Symetra Financial employees.

In the event of time away from work when the duration of leave is less than 7 consecutive calendar days, there will be no interruption to a participant’s incentive compensation.

In the event of time away from work when the duration of leave is 7 consecutive calendar days or greater, a plan participant will continue to receive incentive compensation per the plan, as long as the time away is certified as FMLA time.

Once a plan participant’s FMLA entitlement has been exhausted, his/her incentive compensation eligibility will be suspended until he/she returns to work. The incentive compensation payment will be pro-rated if the FMLA leave ends at a time other than the end of the month. If a plan participant is not eligible for FMLA, then he/she will not be eligible to continue to receive incentive compensation for the period of time that he/she is away from work. (The FMLA eligibility requirement of 50 or more employees within a 75 mile radius will not disqualify one from continued incentive compensation under this policy.)

Please refer to the Leave policy on Connections for additional details. Incentive compensation will not be adjusted unless as stated under Product, Commissions and Production Credits.

Realignment of Territory:	A realignment is the reassignment of agent(s) or registered representative(s) from one channel and/or territory to another, as approved by the distribution channel(s) involved. The effective date of the realignment is the date that production stops flowing from the old territory and begins flowing to the new one. Incentive compensation will be adjusted upon the realignment and could result in a retroactive increase or decrease in production and incentive compensation.

Agency/Producer Assignment:	Assignment of agencies/producers will be established on a geographic territory and authorized by the manager responsible for the Distribution Channel. Each Participant will be accountable for those agencies and producers for the assigned products and product lines.

Product, Commissions and	Symetra Life Insurance Company reserves the right to withdraw

Production Credits:	products from distribution, to reassign distribution of specific products, to realign sales territories and restructure distribution channel responsibilities as it deems necessary or appropriate to its overall business needs. In appropriate circumstances, the Company may modify credits on a case. (For example, in a situation involving significant Symetra Life Insurance Company assistance on a case, a Participant may be granted only partial sales credit for the case.) Any such modification of production credit for a case requires notification in writing within a reasonable time after the sale with the approval of the Company’s Senior Vice President of Sales and Distribution, and the Vice President of Human Resources.

Plan Modification/Reservation of Rights:	Symetra Life Insurance Company reserves the right to modify, amend or repeal this Plan, or to discontinue (either temporarily or permanently) the distribution of incentive compensation under the Plan. However, unless as stated under Product, Commissions and Production Credits, no such modification, amendment, suspension or termination may adversely affect incentive compensation awards earned prior to the date the modification, amendment, suspension or termination takes effect. Any Plan modification requires written documentation to Plan Participants with approval of the Senior Vice President of Sales and Distribution and the Vice President of Human Resources.

Situations Not Covered:	Symetra Life Insurance Company reserves the right to determine or resolve all situations not expressly covered in this Plan description. Final determinations regarding these situations will be made jointly by the Manager of the Distribution Channel, the Senior Vice President of Sales and Distribution and the Vice President of Human Resources.

Continuation of Employment:	The existence of this Plan does not create any employment contracts, nor does it confer any right of continuing employment upon any Plan Participant or any other employee. Employment at Symetra is “at will”, meaning that both the employee and Symetra are at liberty to end the employment relationship at any time, with or without cause, with or without notice.

2. BUSINESS UNIT ADMINISTRATION

Timing of Incentive Payments:	Incentive Compensation earned will be paid quarterly. These payments will be made within three pay periods after the end of the quarter in which the incentive compensation was earned, unless the necessary data to calculate the incentive amount is not available. In that case, payments will be made within two pay periods following the date the data becomes available.

Sales Effectiveness Payment:	The sales effectiveness payment (SEP) is based on a participant’s year-to-date score for each of the components of the payment as outlined in the attached SEP agreement.

Guaranteed Payment(s):	In certain circumstances management may provide a participant guaranteed quarterly minimum incentive payment(s). In that situation, the Participant will be paid the higher of (1) the guaranteed quarterly minimum, or 2) the quarterly incentive compensation amount the Participant otherwise earned under the terms of the Plan, based on qualifying production. Cumulative YTD earned incentive compensation will be calculated and a reconciliation will be performed. This guarantee will come under the same guidelines as noted in the Eligibility and Calculations sections above and will be carried over to subsequent quarters until completely offset by any incentive compensation earned through the end of the guarantee.

2009 INCENTIVE PLAN DESCRIPTION
3. PLAN DESCRIPTION — SENIOR VICE PRESIDENT, SALES & DISTRIBUTION

	INCENTIVE	PRODUCTION	NEW INCENTIVE
PRODUCT	COMPENSATION RATE	OVER	COMPENSATION RATE
INDIVIDUAL
Term Life (Term and Worksite Term)	[***]	[***]	[***]
Annual Permanent Life (Annual Perm and Worksite Perm)	[***]	[***]	[***]
Single Premium Life	[***]	[***]	[***]
Symetra Complete	[***]	[***]	[***]

RETIREMENT SERVICES
Fixed Total (Other Fixed Annuities, TSA Fixed and SEPP/SIMPLE Fixed) Jan Only	[***]	[***]	[***]
Fixed Total (Other Fixed Annuities, TSA Fixed and SEPP/SIMPLE Fixed) Feb thru Dec	[***]	[***]	[***]
Group Fixed Annuities (Daily Value)	[***]	[***]	[***]
Individual Variable Total (Other ..Variable Annuities, TSA Variable and SEPP/SIMPLE Variable)	[***]	[***]	[***]
Group Variable Total (Other Group Variable Annuities and TSA Group Variable)	[***]	[***]	[***]
Bundled Products Total (MF TSA, MF 401 (k), MF 457, MF 403b and MF Other)	[***]	[***]	[***]
Bundled A Share Products Total (A Share MF TSA, A Share MF 401 (k), A Share MF 457, A Share MF 403b and A Share MF Other)	[***]	[***]	[***]

INCOME ANNUITIES
SPIA	[***]	[***]	[***]
Annuitizations	[***]	[***]	[***]

WELL PLAN	[***]	[***]	[***]
Incentive for Individual: Based on net Annualized First Year Premium (AFYP)
Incentive for Retirement Services: Based on net bundled mutual fund deposits, single sum annuity premiums and net first year continuing annuity premiums and increases.
Incentive for Income Annuities: Based on net single sum annuity premiums, net first year continuing annuity premiums, net first year continuing premiums and increases, single sum deposit resulting from the annuitization of eligible fixed or variable products that result in commission to the agent.
Incentive for WELL Plans: Based on quarterly asset growth for new plans first four quarters. Payment will be made within the subsequent incentive compensation cycle following quarter end.
**Symetra Life Insurance Company reserves the right to modify, amend or repeal this Plan, or to discontinue (either temporarily or permanently) the distribution of incentive compensation under the Plan.
Portions marked [***] have been omitted pursuant to a Confidential Treatment Request by Symetra Financial Corporation, this information has been filed separately with the Securities and Exchange Commission.

Senior Vice President, Sales & Distribution
Acknowledgement Form:
I acknowledge receipt of this 2009 Incentive Compensation Plan and acknowledge that I am familiar with its terms and conditions.

Patrick McCormick Participant’s Printed Name	Randall H. Talbot Manager’s Printed Name

/s/ Patrick McCormick 3/20/09 Participant’s Signature/Date	/s/ Randall H. Talbot Manager’s Signature/Date

Christine A. Katzmar HR Vice President’s Printed Name

/s/ Christine A. Katzmar 3-20-09 HR Vice President’s Signature/Date

March 18th, 2009
Patrick McCormick
Dear Pat:
This letter will serve as notification of your Sales Effectiveness Payment component of your incentive compensation. Your maximum per quarter is:

Q1	[***]
Q2	[***]
Q3	[***]
Q4	[***]
The quarterly payment is based on your year to date score for each of the components of the payment. The criteria components of the payment are as follows:

[***]	Sales goal attainment
[***]	Expense management
The score rating for the sales goal’ component and corresponding payment will be:

Component Score	Payment Percentage
[***]	[***]
[***]	[***]
[***]	[***]
The score rating for the expense management component and corresponding payment will be:

Component Score	Payment Percentage
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
The sales effectiveness payment will use Point in Time Cognos as its book of record. From time to time the production numbers when compared to the incentive compensation production reports from D3 may vary due to a timing difference. Note also that the assigned goals against which you will be measured are subject to change based on market conditions and management discretion. Any changes will be documented and communicated to you in writing.
Symetra Life Insurance Company - 777 108th Avenue NE, Suite 1200 - Bellevue, WA 98004-5135 - www.symetra.com
Mailing Address: PO Box 34690 - Seattle, WA 98124-1690 - Phone 1-800-796-3872 - TTY/TDD 1-800-833-6388
Portions marked [***] have been omitted pursuant to a Confidential Treatment Request by Symetra Financial Corporation, this information has been filed separately with the Securities and Exchange Commission.

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This sales effectiveness payment component will commence on January 1st, 2009 and expire on December 31st, 2009. Please refer to your 2009 Sales Effectiveness Payment report and your 2009 Incentive Compensation plan document for more detail.
There is no intent in this letter to establish or imply a contract of employment. Symetra Financial’s policy is that no representative of the company or employee has the authority to make any pre-employment agreements or employment contracts which would imply guarantees of minimum length of employment.
Please sign and return the original copy to me by April 3rd , 2009.
Sincerely,

/s/ LaDonna Modlin LaDonna Modlin Payroll Incentive Compensation Manager Symetra Life Insurance Company	/s/ Patrick McCormick Patrick McCormick

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